Wilshire Bancorp, Inc. CONTACT: Joanne Kim, Interim President & CEO, 213-639-1843 Elaine Jeon, SVP & Interim CFO, 213-427-6580 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $26.8 Million in 2007 with Loan Portfolio Growing at 16%

LOS ANGELES, CA – January 31, 2008 – Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported profits of $26.8 million, or $0.91 per diluted share, in 2007, compared to $33.9 million, or $1.16 per diluted share, in 2006. For the fourth quarter of 2007, Wilshire earned $5.5 million, or $0.19 per diluted share, compared to $8.9 million, or $0.30 per diluted share, in the fourth quarter of 2006.

“We are excited to report that the recent promotions of Ms. Joanne Kim to Interim President and Chief Executive Officer from Chief Lending Officer and Executive Vice President, and Ms. Elaine Jeon to Senior Vice President and Interim Chief Financial Officer from Senior Vice President and Controller, have led to a very smooth and quick transition as we had planned for the upcoming year,” said Steven Koh, Chairman of the Board. “We are continuing to successfully leverage their professional skills and experience as they have swiftly stepped into their leadership roles.” The key officers of our senior management team have been with the bank for an extended period of time. They are familiar with our business strategies and operations, which help foster the stability and growth of the bank.

“The past year was a difficult year for both Wilshire Bancorp and the financial industry as a whole,” said Joanne Kim, Interim President and CEO. “While our focus on higher core deposits and stricter lending policies led to more controlled loan and core deposit growth, there was a reduction in both loan sales and loan sale gains and an increase in loan loss provision, which resulted in lower profitability in 2007. While our profitability metrics are strong relative to industry averages, they are not indicative of the level of performance we have enjoyed for the past several years.”

“We have been successful in operating under the modified balance sheet growth strategy that we implemented a year ago, and we have seen steady improvements despite weakening economic conditions in some of our markets,” Kim continued. “Our outlook for 2008 is to continue focusing on balanced growth while mitigating asset risk.”

Asset Quality

“Asset quality remains an important focus for us, and we place a strong emphasis on maintaining our strict underwriting guidelines in a highly competitive market,” stated Elaine Jeon, SVP and Interim CFO. “While we have closely adhered to such stringent underwriting standards, we have seen an increase in non-performing loans, or NPLs, under the current market condition. With the help of our enhanced credit monitoring system, we will continue to keep a watchful eye on credit trends in our market and build our reserves for potential losses.” Total NPLs were $10.6 million, or 0.59% of gross loans at the end of December 2007, compared to $8.3 million, or 0.48% of loans, at the end of September 2007, and $6.8 million, or 0.44% of loans, at the end of December 2006. The increase in non-performing loans from the previous quarter is primarily comprised of two loans: one for $3.0 million and the other for $0.5 million, of which the $3.0 million loan is expected to be paid off during the first quarter of 2008. Non-performing assets (NPAs) were $10.8 million, or 0.49% of total assets at year-end, compared to $9.0 million, or 0.43% of assets at the end of the third quarter of 2007, and $7.1 million, or 0.35% of assets at the end of December 2006.

Net charge-offs were $4.1 million in the fourth quarter and $10.9 million for the year in 2007. The provision for loan losses was $4.8 million in the fourth quarter, compared to $4.1 million in the preceding quarter and $0.9 million in the fourth quarter a year ago. The increase in loan loss provision is primarily due to growth in the loan portfolio and an increase in loan delinquencies. The allowance for loan losses was $21.6 million, representing 1.19% of gross loans and 203.55% of NPLs at December 31, 2007, versus $18.7 million loan loss allowance, representing 1.20% of gross loans and 272.38% of NPLs at December 31, 2006.

Balance Sheet

Net loans in the portfolio increased 16% to $1.79 billion at year end, compared to $1.54 billion a year earlier. Assets grew to $2.20 billion at December 31, 2007, up 9% from $2.01 billion a year ago. Consistent with our strategy of moderate balance sheet growth, net loans increased 5%, and total assets also increased 5% over the past three months. Real estate loans account for 77% of the loan portfolio, similar to last year. New loan originations totaled $191 million in the fourth quarter of 2007, compared to $233 million in the same quarter of 2006. For the full year, new loan originations totaled $944 million compared to $987 million in 2006.

“In 2007, our profitability was down considerably in comparison to 2006, as we adapted to a tougher business environment with fierce competition and market deterioration,” Kim said. “However, we believe that the current initiatives to build reserves, improve asset quality and grow core deposits will positively impact our profitability in the foreseeable future.”

“Despite stiff competition for deposits in our marketplace, we still managed to increase our core deposits in 2007 as planned,” Kim said. “We will also continue to focus our efforts to decrease our dependence on CDs.” Core deposits (excluding time certificates) increased $53 million from $778 million to $831 million in 2007, while time deposits decreased $41 million from $973 million to $932 million in the same period. Total deposits grew 1% to $1.76 billion at December 31, 2007, compared to $1.75 billion a year ago. Core deposits increased by 7% to $831 million over the course of the year while time deposits decreased 4% to $932 million for the same period.

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WIBC – 2007 results
January 31, 2008

At December 31 2007, shareholders’ equity was $172 million, up 15% from $150 million a year earlier, and book value was $5.87 per share, compared to $5.12 a year prior. Capital ratios continue to exceed the “Well Capitalized” guidelines established by regulatory agencies. The leverage ratio was 10.36% at the end of 2007, compared to 10.41% at September 30, 2007, and 9.79% at the end of December 2006. The total Risk-based Capital Ratio was 14.72% compared to 15.06% at September 30, 2007 and 13.63% at December 31, 2006.

Income Statement and Performance Metrics

The net interest margin was 4.15% in the fourth quarter of 2007, down from 4.35% in the previous quarter and 4.34% in the fourth quarter a year ago. “The Federal Reserve reduced the federal funds rate again by 75 basis points and 50 basis points on January 22, 2008 and January 30, 2008, respectively, and further reductions are anticipated in the upcoming months. We expect the most recent reduction in the federal funds rate will further decrease our margins in the first quarter of 2008, since we are slightly asset-sensitive for this three-month time frame, as our deposit costs re-price slower than our earning assets,” said Jeon. “However, we should begin to see improvements to our margin going forward in 2008 as we are more liability sensitive during the upcoming 12-month time frame, since more interest bearing liabilities will re-price than interest earnings assets.” For year 2007, the average net interest margin was 4.28% compared to 4.51% in 2006.

In the fourth quarter of 2007, the weighted average yield on the loan portfolio decreased 42 basis points to 8.48% from 8.90% for the preceding quarter. This decline was largely due to the impact of the 50 basis point cut of the federal funds rate on September 18, and of the 25 basis point rate cut on October 31, 2007.  For the year, the weighted average yield on the loan portfolio decreased 30 basis points to 8.78% from 9.08% in 2006.

The weighted average cost of interest-bearing deposits for the fourth quarter decreased 24 basis points to 4.66% from 4.90% for the preceding quarter. The decrease was partially attributable to lower average time deposits balances, but also due to the 50 basis point rate cut of the federal funds rate on September 18, and the 25 basis point rate cut on October 31, 2007. At the end of 2007, time deposits accounted for 53% of total deposits, compared to 55% of total deposits at the end of 2006. For the year, the weighted average cost of interest bearing deposits increased 18 basis points to 4.84% from 4.66% in 2006.

In the fourth quarter of 2007, interest income was up 5% while interest expense was also up 5% over the same quarter of 2006. Net interest income grew 4% to $20.5 million, from $19.8 million in the fourth quarter of 2006. Other operating income was down 14% to $5.8 million, compared to $6.7 million in the fourth quarter a year ago, primarily due to the decrease of SBA loan sales in the fourth quarter of 2007.

“Due mainly to a weaker economic environment, overall SBA loan production levels decreased 7% in the fourth quarter of 2007 compared to the same period last year,” said Jeon. “In addition, the average sales premium of SBA 7(a) guaranteed loans was lowered in 2007 compared to 2006. The lowered sales premium of SBA 7(a) guaranteed loans resulted in a 36% decline in gain on sale of loans to $1.8 million, which included $0.9 million in gains from the sale of unguaranteed portions, as compared with the $2.8 million gain in fourth quarter of 2006 that included $1.7 million in gains from the sale of the unguaranteed portions.” Other operating expenses were up slightly to $12.7 million, compared to $11.2 million in the fourth quarter a year ago. This increase is largely due to additional overhead expenses associated with the integration of the New Jersey branch and the new Rancho Cucamonga branch.

In 2007, net interest income increased 6% to $81.4 million, from $76.6 million last year. Other operating income was $22.6 million, a 14% decrease from $26.4 million in 2006, mainly due to the decrease of SBA loan sales in 2007. Other operating expenses in 2007 were up 9% to $44.8 million, compared to $41.2 million in 2006.

“Over the past year, our continued expansion into the New York/New Jersey area has been successful with moderate loan and deposit production, and this area remains the primary focus of our geographic expansion,” said Kim. “We added to our existing New York area footprint in July by acquiring a branch in Fort Lee, New Jersey, and we are scheduled to open our second New Jersey branch in Palisades Park during the second half of 2008. We believe these areas are superb locations for increasing our core deposits and market share. Additionally, we opened a new branch in Rancho Cucamonga, California, in December 2007, bringing our branch network to 20 locations.”

“We have strived to keep our overall operating expenses in line throughout our New York and New Jersey expansion. Nonetheless, Salaries and Employee Benefits have increased 24% and 15% respectively in the fourth quarter of 2007 when compared to the previous quarter or the same quarter a year ago,” Kim added. “Although expenses were up compared to the fourth quarter last year, we expect to get back to an efficiency ratio range around 42% to 45% after the implementation phase of the expansion and the new branches became operational in their full capacity.” The efficiency ratio was 48.12% in the fourth quarter of 2007, compared to 42.32% in the same quarter a year ago. The annual efficiency ratio was 43.14% in 2007 compared to 40.04% a year ago.

Wilshire’s performance measures are in line with the banking industry, and they have returned to more normal levels relative to a year ago. For the year of 2007, return on average equity (ROE) was 16.33% and the return on average assets (ROA) was 1.31%, compared to 25.51% and 1.85%, respectively, in 2006. In the fourth quarter of 2007, ROE was 12.76% and ROA was 1.03%, compared to 24.18% and 1.81%, respectively, in the fourth quarter of 2006.

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WIBC – 2007 results
January 31, 2008

Conference Call and Company Information

Management will host its quarterly conference call today, January 31st, at 1:30 p.m. PST (4:30 p.m. EST). Investment professionals are invited to participate in the call by dialing 1-800-320-2978 using passcode 94976155. Current and prospective shareholders are also invited to listen to the live or archived call at www.wilshirebank.com or www.earnings.com.

Wilshire Bancorp and its subsidiary, Wilshire State Bank, have received significant accolades for growth, performance and profitability from Wall Street and the banking industry:

•	January 2008 – US Banker ranked Wilshire 21st on its Top 25 Banks of 2008 based on one-year average ROE.
Ranked ninth by US Banker on its list of Top 10 Mid-Tier Banks of 2008, based on one-year average ROE.
•	April 2007 – ranked fourth by US Banker on its list of Top 200 Mid-Tier Banks, based on three-year average ROE.
•	September 2006 – ranked fourth by US Banker on its list of Top 100 Mid-Tier Banks, based on three-year average ROE.
Fortune named Wilshire the 70th fastest-growing public company in the nation.
Ranked second by five-year total return of all banks and thrifts nationally by Ryan Beck & Co.
•
August 2006 – Sandler O’Neill’s Bank and Thrift Sm-All Stars – Class of 2006 recognized 34 of the 573 publicly traded institutions with assets of less than $2 billion, focusing on growth, profitability, credit quality and capital strength. Wilshire was one of only nine companies that Sandler has named each year since the list’s inception in 2004.

•	April 2006 – Wilshire Bancorp was added to the Standard & Poor’s SmallCap 600 index.
•	January 2006 – US Banker named Wilshire fourth in its All-Star Lineup – The Top 20 Banks of 2006, based on ROE.

Headquartered in Los Angeles, Wilshire State Bank operates 20 branch offices in California, Texas, New Jersey and New York, and seven loan production offices in Seattle, Las Vegas, Houston, Atlanta, Denver, Annandale (in Virginia), and Fort Lee (in New Jersey) and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

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WIBC – 2007 results
January 31, 2008

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)

	Quarter Ended	Three Month	Quarter Ended	One Year	Quarter Ended
	December 31, 2007	Change	September 30, 2007	Change	December 31, 2006
INTEREST INCOME
Interest on Loans & Leases	$37,162	0%	$37,093	7%	$34,570
Interest on Securities	2,697	0%	2,698	17%	2,298
Interest on Federal Funds Sold	155	-77%	678	-89%	1,389
Total Interest Income	40,014	-1%	40,469	5%	38,257

INTEREST EXPENSE
Deposits	16,397	-8%	17,763	-5%	17,200
FHLB Advances and Other	3,093	75%	1,768	138%	1,300
Total Interest Expense	19,490	0%	19,531	5%	18,500

Net Interest Income	20,524	-2%	20,938	4%	19,757
Provision for Loan Losses	4,750	16%	4,100	405%	940
Net Interest Income After Provision for Loan Losses	15,774	-6%	16,838	-16%	18,817

OTHER OPERATING INCOME
Fees on Deposits	2,592	8%	2,398	7%	2,413
Gain on Sales of Loans	1,774	12%	1,584	-36%	2,782
Other	1,467	18%	1,246	-5%	1,552
Total Other Operating Income	5,833	12%	5,228	-14%	6,747

OPERATING EXPENSES
Salaries and Employee Benefits	7,209	24%	5,827	15%	6,276
Occupancy & Equipment	1,415	7%	1,317	7%	1,329
Other	4,059	4%	3,903	12%	3,611
Total Other Operating Expenses	12,683	15%	11,047	13%	11,216

Income Before Taxes	8,924	-19%	11,019	-38%	14,348
Income Tax	3,425	-22%	4,375	-37%	5,463
NET INCOME	$5,499	-17%	$6,644	-38%	$8,885

Per Share Data
Basic Earnings Per Common Share	$0.19	-17%	$0.23	-38%	$0.31
Earnings Per Share – Assuming Dilution	$0.19	-17%	$0.23	-38%	$0.30
Weighted Average Shares Outstanding	29,291,262		29,350,499		29,175,540
Weighted Average Shares Outstanding Including
Dilutive Effect Of Stock Options	29,386,880		29,454,770		29,467,734

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WIBC – 2007 results
January 31, 2008

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)

	Twelve Months Ended	One Year	Twelve Months Ended
	December 31, 2007	Change	December 31, 2006
INTEREST INCOME
Interest on Loans & Leases	$144,740	13%	$127,840
Interest on Securities	9,975	15%	$8,674
Interest on Federal Funds Sold	2,921	-40%	$4,886
Total Interest Income	157,636	11%	$141,400

INTEREST EXPENSE
Deposits	68,766	17%	$58,943
FHLB Advances and Other	7,520	28%	$5,880
Total Interest Expense	76,286	18%	$64,823

Net Interest Income	81,350	6%	$76,577
Provision for Loan Losses	14,980	150%	$6,000
Net Interest Income After Provision for Loan Losses	66,370	-6%	$70,577

OTHER OPERATING INCOME
Fees on Deposits	9,781	2%	$9,554
Gain on Sales of Loans	7,502	-36%	$11,642
Other	5,301	2%	$5,204
Total Other Operating Income	22,584	-14%	$26,400

OPERATING EXPENSES
Salaries and Employee Benefits	24,437	3%	$23,823
Occupancy & Equipment	5,302	16%	$4,554
Other	15,100	17%	$12,855
Total Other Operating Expenses	44,839	9%	$41,232

Income Before Taxes	44,115	-21%	$55,745
Income Tax	17,309	-21%	$21,803
NET INCOME	$26,806	-21%	$33,942

Per Share Data
Basic Earnings Per Common Share	$0.91	-22%	$1.17
Earnings Per Share – Assuming Dilution	$0.91	-21%	$1.16
Weighted Average Shares Outstanding	29,339,454		28,986,217
Weighted Average Shares Outstanding Including
Dilutive Effect Of Stock Options	29,449,211		29,330,732

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WIBC – 2007 results
January 31, 2008

CONSOLIDATED BALANCE SHEET
(unaudited)(dollars in thousands, except share data)

	December 31,	Three Month	September 30,	One Year	December 31,
	2007	Change	2007	Change	2006
ASSETS:
Noninterest-Earning Demand Deposits and Cash on Hand	$82,506	-1%	$83,418	10%	$75,244
Federal Funds Sold and Other Cash Equivalents	10,003	-50%	20,004	-92%	130,003
Total Cash and Cash Equivalents	92,509	-11%	103,422	-55%	205,247

Interest-Bearing Deposits in Other Financial Institutions	-	0%	-	0%	-
Securities Available For Sale	224,256	15%	195,333	34%	167,838
Securities Held To Maturity	7,384	-35%	11,390	-49%	14,621
Total Securities	231,640	12%	206,723	27%	182,459
Loans
R/E Construction	59,443	-3%	61,167	28%	46,285
Real Estate Loans	1,385,986	5%	1,322,371	17%	1,183,030
Commercial	330,052	9%	302,679	19%	278,165
Consumer	33,569	-13%	38,408	-37%	53,059
Total Loans	1,809,050	5%	1,724,625	16%	1,560,539
Allowance For Loan Losses	(21,579)	3%	(20,902)	16%	(18,654)
Loans & Leases Receivable, Net	1,787,471	5%	1,703,723	16%	1,541,885

Accrued Interest Receivable	10,062	-3%	10,394	0%	10,049
Due from Customers on Acceptances	3,377	-16%	4,003	42%	2,385
Other Real Estate Owned	133	-78%	612	-3%	138
Premises and Equipment	10,960	4%	10,542	5%	10,465
Federal Home Loan Bank (FHLB) Stock, at Cost	8,695	1%	8,582	15%	7,542
Cash Surrender Value of Life Insurance	16,228	1%	16,079	4%	15,636
Goodwill	6,675	0%	6,675	0%	6,675
Core Deposit Intangible	1,359	-3%	1,402	-11%	1,532
Other Assets	27,596	-4%	28,650	13%	24,471
TOTAL ASSETS	$2,196,705	5%	$2,100,807	9%	$2,008,484

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$314,114	2%	$308,446	-2%	$319,311
Savings & NOW Deposits	53,079	-1%	53,619	4%	51,269
Money Market Deposits	464,280	-6%	491,859	14%	408,354
Time Deposits in denomination of $100,000 or more	788,883	4%	755,159	-3%	812,106
Other Time Deposits	142,715	3%	139,074	-11%	160,933
Total Deposits	1,763,071	1%	1,748,157	1%	1,751,973

FHLB Advances	150,000	114%	70,000	650%	20,000
Acceptances Outstanding	3,377	-16%	4,003	42%	2,385
Subordinated Debentures	87,321	0%	87,321	42%	61,547
Accrued Interest and Other Liabilities	21,150	-9%	23,178	-8%	22,944
Total Liabilities	2,024,919	5%	1,932,659	9%	1,858,849

STOCKHOLDERS’ EQUITY:
Common Stock - No Par Value-Authorized, 80,000,000 Shares Issued and Outstanding 29,380,736, 29,371,696 and 29,197,420 Shares, Respectively	50,895	0%	50,811	4%	49,123
Less Treasury Stock, at Cost; 127,425 , 39,625, and 0 Shares, Respectively	(1,262)	207%	(410)	0%	-
Retained Earnings	121,778	3%	117,742	21%	100,920
Accumulated Other Comprehensive Income, Net of Taxes	375	6773%	5	-192%	(408)
Total Stockholders’ Equity	171,786	2%	168,148	15%	149,635
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,196,705	5%	$2,100,807	9%	$2,008,484

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WIBC – 2007 results
January 31, 2008

AVERAGE BALANCES
(unaudited)(dollars in thousands)	Quarter Ended December 31, 2007	Quarter Ended September 30, 2007	Quarter Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
Average Assets	$2,132,176	$2,075,790	$1,960,648	$2,049,334	$1,833,368
Average Equity	172,355	167,015	146,982	164,137	133,043
Average Net Loans (includes LHFS)	1,753,771	1,667,899	1,520,017	1,649,130	1,407,250
Average Deposits	1,716,748	1,772,434	1,706,855	1,736,167	1,575,049
Average Time Deposits in denomination of $100,000 or more	738,770	780,463	791,801	776,697	706,730
Average Interest Earning Assets	1,979,552	1,926,720	1,820,738	1,902,130	1,699,448

CONSOLIDATED FINANCIAL RATIOS
(unaudited)(dollars in thousands, except per share data)	Quarter Ended December 31, 2007	Quarter Ended September 30, 2007	Quarter Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
Annualized Return on Average Assets	1.03%	1.28%	1.81%	1.31%	1.85%
Annualized Return on Average Equity	12.76%	15.91%	24.18%	16.33%	25.51%
Efficiency Ratio	48.12%	42.22%	42.32%	43.14%	40.04%
Annualized Operating Expense/Average Assets	2.38%	2.13%	2.29%	2.19%	2.25%
Annualized Net Interest Margin	4.15%	4.35%	4.34%	4.28%	4.51%
Tier 1 Leverage Ratio	10.36%	10.41%	9.79%
Tier 1 Risk-Based Capital Ratio	11.95%	12.18%	11.81%
Total Risk-Based Capital Ratio	14.72%	15.06%	13.63%
Book Value Per Share	$5.87	$5.73	$5.12

ALLOWANCE FOR LOAN LOSSES
(unaudited) (dollars in thousands)	Quarter Ended December 31, 2007	Quarter Ended September 30, 2007	Quarter Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2006
Balance at Beginning of Period	$20,902	$19,378	$18,417	$18,654	$13,999
Provision for Loan Losses	4,750	4,100	940	14,980	6,000
Allowance for loan losses acquired in LBNY acquisition	-	-	-	-	601
Less Charge Offs (Net Recoveries)	4,140	2,356	950	10,948	1,842
Less: Provision for (recapture of) losses on off balance sheet item	(67)	220	(247)	1,107	104
Balance at End of Period	$21,579	$20,902	$18,654	$21,579	$18,654
Loan Loss Allowance/Gross Loans	1.19%	1.21%	1.20%
Loan Loss Allowance/Non-performing Loans	203.55%	251.48%	272.38%
Loan Loss Allowance/Total Assets	0.98%	0.99%	0.93%
Loan Loss Allowance/Non-performing Assets	200.08%	232.71%	263.42%

NON-PERFORMING ASSETS
(unaudited) (dollars in thousands) (net of guaranteed portion)	December 31, 2007	September 30, 2007	December 31, 2006
Accruing Loans - 90 Days Past Due	308	135	1,047
Non-accrual Loans	10,294	8,177	5,802
Restructured Loans	0	0	0
Total Non-performing Loans	10,602	8,312	6,849
Total Non-performing Loans/Gross Loans	0.59%	0.48%	0.44%
Repossesed Vehicles	50	58	95
OREO	133	612	138
Total Non-performing Assets	$10,785	$8,982	$7,082
Total Non-performing Assets/Total Assets	0.49%	0.43%	0.35%

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WIBC – 2007 results
January 31, 2008

WILSHIRE BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(unaudited)(dollars in thousands)

	For the Three Months Ended
	December 31, 2007			September 30, 2007			December 31, 2006
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,425,877	$28,478	7.99%	$1,346,325	$27,774	8.25%	$1,219,502	$25,947	8.51%
Commercial Loans	320,417	6,628	8.27%	308,544	6,792	8.81%	276,253	6,286	9.10%
Consumer Loans	35,113	660	7.52%	40,600	789	7.77%	52,677	1,086	8.24%
Total Loans - Gross	1,781,407	35,766	8.03%	1,695,469	35,355	8.34%	1,548,432	33,319	8.61%
Loan Fees Toward Yield		1,396			1,738			1,251
Unearned Income on Loans	(6,663)			(7,492)			(10,212)
Allowance for Loan Losses	(20,973)			(20,078)			(18,201)
Net Loans	$1,753,771	$37,162	8.48%	$1,667,899	$37,093	8.90%	$1,520,019	$34,570	9.10%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	$188,421	$2,405	5.11%	$181,787	$2,354	5.18%	$175,028	$2,033	4.65%
Other Investment Securities	25,363	292	4.60%	27,433	344	5.02%	22,504	263	4.67%
Federal Funds Sold, REPO, and Other Cash Equivalent	11,997	155	5.17%	49,601	678	5.47%	102,977	1,389	5.40%
Interest Earning Deposits	0	0	0.00%	0	0	0.00%	212	2	3.77%
Total Investment Securities and Other Earning Assets	$225,781	$2,852	5.05%	$258,821	$3,376	5.22%	$300,721	$3,687	4.90%

TOTAL INTEREST-EARNING ASSETS	$1,979,552	$40,014	8.09%	$1,926,720	$40,469	8.40%	$1,820,740	$38,257	8.40%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$478,153	$5,294	4.43%	$474,122	$5,475	4.62%	$385,823	$4,343	4.50%
NOW	24,613	102	1.65%	22,317	70	1.26%	19,719	57	1.16%
Savings	31,144	218	2.80%	29,790	186	2.50%	29,007	120	1.66%
Time Deposits of $100,000 or More	738,770	9,232	5.00%	780,462	10,276	5.27%	791,801	10,684	5.40%
Other Time Deposits	133,567	1,551	4.65%	142,877	1,756	4.92%	162,876	1,996	4.90%
Total Interest Bearing Deposits	$1,406,247	$16,397	4.66%	$1,449,568	$17,763	4.90%	$1,389,226	$17,200	4.95%

BORROWINGS:
FHLB Advances and Other Borrowings	$130,880	$1,469	4.49%	$24,250	$212	3.50%	$20,064	$186	3.72%
Junior Subordinated Debentures	87,321	1,624	7.44%	84,800	1,556	7.34%	61,547	1,114	7.24%
Total Borrowings	$218,201	$3,093	5.67%	$109,050	$1,768	6.48%	$81,611	$1,300	6.37%

TOTAL INTEREST BEARING LIABILITIES	$1,624,448	$19,490	4.80%	$1,558,618	$19,531	5.01%	$1,470,837	$18,500	5.03%

NET INTEREST INCOME		$20,524			$20,938			$19,757

NET INTEREST SPREAD			3.29%			3.39%			3.37%

NET INTEREST MARGIN			4.15%			4.35%			4.34%

(more)

WIBC – 2007 results
January 31, 2008

WILSHIRE BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(unaudited)(dollars in thousands)

	For the Twelve Months Ended
	December 31, 2007			December 31, 2006
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,323,926	$107,794	8.14%	$1,143,352	$96,212	8.41%
Commercial Loans	309,228	26,931	8.71%	240,474	21,571	8.97%
Consumer Loans	43,059	3,378	7.84%	50,571	4,143	8.19%
Total Loans - Gross	1,676,213	138,103	8.24%	1,434,397	121,926	8.50%
Loan Fees toward Yield		6,637			5,914
Unearned Income on Loans	(7,872)			(10,884)
Allowance for Loan Losses	(19,210)			(16,263)
Gross Loans, Net	$1,649,131	$144,740	8.78%	$1,407,250	$127,840	9.08%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	$173,581	$8,627	4.97%	$173,985	$7,687	4.42%
Other Investment Securities	27,310	1,348	4.94%	20,588	969	4.71%
Federal Funds Sold, REPO, and Other Cash Equivalent	54,026	2,921	5.41%	97,198	4,886	5.03%
Interest Earning Deposits	0	0	0.00%	427	18	4.26%
Total Investment Securities and Other Earning Assets	$254,917	$12,896	5.06%	$292,198	$13,560	4.64%

TOTAL INTEREST-EARNING ASSETS	$1,904,048	$157,636	8.29%	$1,699,448	$141,400	8.32%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$445,130	$20,090	4.51%	$356,602	$15,151	4.25%
NOW	22,511	297	1.32%	20,853	245	1.18%
Savings	29,816	710	2.38%	25,093	332	1.32%
Time Deposits of $100,000 or More	776,697	40,516	5.22%	706,729	36,082	5.11%
Other Time Deposits	146,837	7,153	4.87%	155,741	7,133	4.58%
Total Interest-Bearing Deposits	$1,420,991	$68,766	4.84%	$1,265,018	$58,943	4.66%

BORROWINGS:
FHLB Advances and Other Borrowings	$49,408	$2,067	4.18%	$39,755	$1,543	3.88%
Junior Subordinated Debentures	73,904	5,453	7.38%	61,547	4,337	7.05%
Total Borrowings	$123,312	$7,520	6.10%	$101,302	$5,880	5.80%

TOTAL INTEREST BEARING LIABILITIES	$1,544,303	$76,286	4.94%	$1,366,320	$64,823	4.74%

NET INTEREST INCOME		$81,350			$76,577

NET INTEREST SPREAD			3.35%			3.58%

NET INTEREST MARGIN			4.28%			4.51%

(more)

WIBC – 2007 results
January 31, 2008

LOAN MIX:	Quarter Ended	Quarter Ended	Year Ended
(Unaudited)	December 31, 2007	September 30, 2007	December 31, 2006
R/E Constructions	3.3%	3.5%	3.0%
Real Estate Loans	76.6%	76.7%	75.8%
Commerical Loans	18.2%	17.6%	17.8%
Consumer Loans	1.9%	2.2%	3.4%
Total Gross Loans	100.0%	100.0%	100.0%

DEPOSIT MIX:
(Unaudited)
Noninterest Bearing Demand Deposits	17.8%	17.6%	18.2%
Savings & NOW Deposits	3.0%	3.1%	2.9%
Money Market Deposits	26.3%	28.1%	23.3%
Time Deposits of $100,000 or More	44.8%	43.2%	46.4%
Other Time Deposits	8.1%	8.0%	9.2%
Total Deposits	100.0%	100.0%	100.0%

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

Transmitted on Prime Newswire on January 31, 2008 at 3:30 a.m. PST.